SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

MOBIUS MANAGEMENT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24077	13-3078745
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Old Post Road, Rye, New York	10580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 921-7200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 15, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 11, 2007, by and among Allen Systems Group, Inc., a Delaware corporation (“Parent”), ASG M&A, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and Mobius Management Systems, Inc. (the “Company”), Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, each issued and outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), was automatically converted into the right to receive $10.05 per share in cash, without interest. In addition, each outstanding option to purchase Common Stock was cancelled and converted into the right to receive an amount of cash per share equal to the excess, if any, of $10.05 over the exercise price of the option in accordance with the terms of the Merger Agreement and each outstanding restricted stock unit was converted into one share of Common Stock entitled to receive the $10.05 per share merger consideration.

The Merger Agreement was approved by a majority of the Company’s stockholders at a special meeting of the Company’s stockholders held on June 13, 2007.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2007, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company has notified NASDAQ Global Market (“Nasdaq”) that each outstanding share of Common Stock was cancelled and converted in the Merger into the right to receive $10.05 in cash, without interest, and has requested that Nasdaq file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock. In addition, the Company has filed with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”) and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification To Rights of Securities Holders.

Pursuant to the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive $10.05 in cash, without interest. See the disclosure regarding the Merger and Merger Agreement under Item 2.01 above for additional information.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly owned subsidiary of Parent. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2007, contemporaneously with the effectiveness of the Merger, the following directors of the Company resigned from its board of directors, effective upon completion of the Merger: Joseph J. Albracht, Mark P. Cattini, Gary G. Greenfield, Mitchell Gross, Patrick W. Gross, Louis Hernandez, Jr., Kenneth P. Kopelman, James A. Perakis, David B. Barton, Dennis Levesque, and David J. Gordon. Arthur L. Allen, the sole shareholder of Parent and Purchaser, was appointed to serve as the sole director of the Company following the effective time of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Allen Systems Group, Inc., ASG M&A, Inc., and Mobius Management Systems, Inc., dated as of April 11, 2007 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 12, 2007).

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIUS MANAGEMENT SYSTEMS, INC.

Date: June 18, 2007	By:	/s/ Derek S. Eckelman
Derek S. Eckelman
Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Allen Systems Group, Inc., ASG M&A, Inc., and Mobius Management Systems, Inc., dated as of April 11, 2007 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 12, 2007).